Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

LORENZO DEVELOPMENTS INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Shares, par value CAD0.0001 per share	(1)	457(o)		$	$3,500,000.00	0.000087	$304.50
Fees Previously Paid	Equity	Common Shares, par value CAD0.0001 per share	(2)	457(o)		$	$0.00		$0.00

Total Offering Amounts:							$3,500,000.00		304.50
Total Fees Previously Paid:									0.00
Total Fee Offsets:									304.50
Net Fee Due:									$0.00

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Offering Note(s)

(1)	This registration statement also includes an indeterminate number of additional Common Shares, par value CAD0.0001 per share, of Lorenzo Developments Inc., or the Common Shares, that may become offered, issuable or sold to prevent dilution resulting from share splits, share dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Includes 2,500,000 Common Shares offered for resale by the Selling Shareholders.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		(1)	F-1	333-290068	09/05/2025		$304.50				$	$
Fee Offset Sources	Lorenzo Developments Inc.		F-1	333-290068		02/19/2026							776.82

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Explanation of the basis for claimed offset:

(1)	On February 19, 2026, the Company filed Amendment No. 5 to this registration statement on Form F-1 (Registration No. 333-290068), which reflected a filing fee of $776.82 paid directly in connection with the increase in the registered offering amount at that time (the "Unused Fees"). The Company intended for the related shares to be sold on an underwritten basis by the Company's underwriters and listed on the Nasdaq Capital Market. The Company has since decided to offer up to 1,000,000 Common Shares on a self-underwritten, "best efforts," no minimum basis, together with the resale of up to 2,500,000 Common Shares by the Selling Shareholders named in the Resale Prospectus, and intends to apply to have its Common Shares quoted on the OTCQB after this registration statement becomes effective. As a result, the Unused Fees remained available for future offset (calculated at the fee rate in effect on the filing date of the Prior Offering). In accordance with Rule 457(b) under the Securities Act, the Registrant hereby applies $304.50 of the Unused Fees to offset the filing fee payable in connection with this filing.